                                  EXHIBIT 99.4

EQUITY ONE 2004-4 - PRICE/YIELD - CLASS M-1 MUNICH RE STRESS RUN 1

Balance                                   $43,000,000.00        Delay                 24
Coupon                                    5.417                 Dated                 9/1/2004
Settle                                    9/29/2004             First Payment         10/25/2004

Price                                                         1

                                      WAL                 10.99
                      Principal Writedown                 0.02%
       Total Collat Loss (Collat Maturity)               18.15%
Total Collat Liquidation (Collat Maturity)               44.71%

                                LIBOR_1MO               Forward
                                LIBOR_6MO               Forward

                                   Prepay       75 PricingSpeed
                                  Default            14.052 CDR
                            Loss Severity                   40%
                        Servicer Advances                  100%
                          Liquidation Lag                    12
                                 Triggers                  FAIL
                      Optional Redemption              Call (N)

Stress Run 1:
-------------
40% Loss severity
12 month delay
Trigger Failing time
Run to Maturity
Defaults are in addition to prepayments
Principal and Interest Advanced
Run at 75ppc for fixed rate loans
Solve for CDR "break" that results in first dollar of principal loss
Peport cumulative lifetime net losses

EQUITY ONE 2004-4 - PRICE/YIELD - CLASS M-1 MUNICH RE STRESS RUN 2

Balance                                   $43,000,000.00            Delay                 24
Coupon                                    5.417                     Dated                 9/1/2004
Settle                                    9/29/2004                 First Payment         10/25/2004

Price                                                             1

                                      WAL                     11.56
                      Principal Writedown                     0.01%
       Total Collat Loss (Collat Maturity)                   18.37%
Total Collat Liquidation (Collat Maturity)                   36.18%

                                LIBOR_1MO                   Forward
                                LIBOR_6MO                   Forward

                                   Prepay           75 PricingSpeed
                                  Default         18.742 *MUNICH_RE
                            Loss Severity                       50%
                        Servicer Advances                      100%
                          Liquidation Lag                        12
                                 Triggers                      FAIL
                      Optional Redemption                   Call (N)

Stress Run 2:
-------------
CDR ramp:                                      0 cdr (1-6 months)
                                               25% peak (7-12)
                                               50% peak (13-24)
                                               75% peak (25-36)
                                               100%  peak  (36-47)
                                               67% peak  remaining life
50% Loss severity
12 month delay
Trigger Fail
Run to Maturity
Defaults are in addition to prepayments
Principal and Interest Advanced
Run at 75ppc for fixed rate loans
Solve for CDR "break" that results in first dollar of principal loss Peport cumulative lifetime net losses